QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 29, 2007, except Note 9, as to which the date is April 10, 2007, in the Registration Statement (Form S-1) and related Prospectus of Prometheus Laboratories Inc. to be filed with the Securities and Exchange Commission on or about December 18, 2007 for the registration of its shares of common stock.

/s/ Ernst & Young LLP

San Diego, California
December 13, 2007

QuickLinks

  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM